Exhibit (m): Calculations of Illustrations for VUL-NY
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1
I. The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $200,000 or 222% x $8,723.94
= $200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$7,106.70
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$608.73
- Mortality & Expense Charge****	$82.70
+ Hypothetical Rate of Return*****	$(103.83)

=	$8,724	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$43.64
2	$43.66
3	$43.67
4	$43.69
5	$43.71
6	$43.72
7	$43.74
8	$43.75

Month	COI
9	$43.77
10	$43.78
11	$43.80
12	$43.81
Total	$524.73

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(9.00)
2	$(8.94)
3	$(8.87)
4	$(8.81)
5	$(8.75)
6	$(8.68)
7	$(8.62)
8	$(8.56)
9	$(8.49)
10	$(8.43)
11	$(8.37)
12	$(8.31)
Total	$(103.83)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$8,723.94
- Year 5 Surrender Charge	$2,084.00

=	$6,640	(rounded to the nearest dollar)
II. The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $200,000 or 222% x $10,548.70
= $200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$8,327.35
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$604.60
- Mortality & Expense Charge****	$93.73
+ Hypothetical Rate of Return*****	$507.18

=	$10,549	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$43.36
2	$43.37
3	$43.37
4	$43.37
5	$43.38
6	$43.38
7	$43.38
8	$43.39
9	$43.39
10	$43.40
11	$43.40
12	$43.40
Total	$520.60

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$42.61
2	$42.55
3	$42.49
4	$42.42
5	$42.36
6	$42.30
7	$42.23
8	$42.17
9	$42.11
10	$42.04
11	$41.98
12	$41.91
Total	$507.18
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$10,548.70
- Year 5 Surrender Charge	$2,084.00

=	$8,465	(rounded to the nearest dollar)
III. The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $200,000 or 222% x $12,695.53
= $200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$9,706.53
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$599.83
- Mortality & Expense Charge****	$106.19
+ Hypothetical Rate of Return*****	$1,282.52

=	$12,696	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$43.05
2	$43.04
3	$43.02
4	$43.01
5	$43.00
6	$42.99
7	$42.98
8	$42.97
9	$42.96
10	$42.95
11	$42.94
12	$42.92
Total	$515.83

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$104.63
2	$105.02
3	$105.43
4	$105.83
5	$106.24
6	$106.65

Month	Interest
7	$107.06
8	$107.48
9	$107.90
10	$108.33
11	$108.76
12	$109.19
Total	$1,282.52
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$12,695.53
- Year 5 Surrender Charge	$2,084.00

=	$10,612	(rounded to the nearest dollar)
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2
I. The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $200,000 or 222% x $8,540.41
= $200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$6,965.92
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$654.84
- Mortality & Expense Charge****	$81.21
+ Hypothetical Rate of Return*****	$(101.96)

=	$8,540	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$47.47
2	$47.49
3	$47.51
4	$47.53
5	$47.54
6	$47.56
7	$47.58
8	$47.60
9	$47.61
10	$47.63
11	$47.65
12	$47.67
Total	$570.84

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(8.86)
2	$(8.80)
3	$(8.73)
4	$(8.66)
5	$(8.60)
6	$(8.53)
7	$(8.46)
8	$(8.40)
9	$(8.33)
10	$(8.26)
11	$(8.20)
12	$(8.13)
Total	$(101.96)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$8,540.41
- Year 5 Surrender Charge	$2,084.00

=	$6,456	(rounded to the nearest dollar)
II. The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $200,000 or 222% x $10,338.58
= $200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$8,170.25
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$650.41
- Mortality & Expense Charge****	$92.09
+ Hypothetical Rate of Return*****	$498.33

=	$10,339	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$47.17
2	$47.18
3	$47.18
4	$47.19
5	$47.19
6	$47.20

Month	COI
7	$47.20
8	$47.21
9	$47.21
10	$47.22
11	$47.22
12	$47.23
Total	$566.41

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$41.97
2	$41.89
3	$41.81
4	$41.73
5	$41.65
6	$41.57
7	$41.49
8	$41.41
9	$41.33
10	$41.24
11	$41.16
12	$41.08
Total	$498.33
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$10,338.58
- Year 5 Surrender Charge	$2,084.00

=	$8,255	(rounded to the nearest dollar)
III. The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $200,000 or 222% x $12,455.27
= $200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$9,531.60
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$645.30
- Mortality & Expense Charge****	$104.40
+ Hypothetical Rate of Return*****	$1,260.87

=	$12,455	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$46.83
2	$46.82
3	$46.81
4	$46.80
5	$46.79
6	$46.78
7	$46.77
8	$46.76
9	$46.75
10	$46.74
11	$46.73
12	$46.72
Total	$561.30

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$103.08
2	$103.43
3	$103.79
4	$104.14
5	$104.51
6	$104.87
7	$105.24
8	$105.61
9	$105.98
10	$106.36
11	$106.74
12	$107.12
Total	$1,260.87
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$12,455.27
- Year 5 Surrender Charge	$2,084.00

=	$10,371	(rounded to the nearest dollar)